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                                                                 EXHIBIT 5.1
                                                                 -----------


                                                       January 28, 2002

SeaChange International, Inc.
124 Acton Street
Maynard, MA 01754


  Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

  We are counsel to SeaChange International, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (the "Registration Statement"), relating to the public offering of an aggregate of up to 683,573 shares of the Company's common stock, $.01 par value per share (the "Shares").

  We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

  Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued and sold by the Company have been duly and validly authorized and, when sold in the manner contemplated by the underwriting agreement (the "Underwriting Agreement") substantially in the form to be filed as Exhibit 1.1 to the Registration Statement and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                                Very truly yours,

                                /s/ Testa, Hurwitz & Thibeault, LLP

                                TESTA, HURWITZ & THIBEAULT, LLP